UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2010

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 933-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name Or Former Address, If Changed Since Last Report)

Item 5.07 Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders was held on November 8, 2010. We solicited proxies for the meeting pursuant to Regulation and under the Securities Exchange Act of 1934.

Management’s nominees for election to our Board of Directors, as listed in our proxy statement were elected for two-year terms; with the results of the voting as follows:

Nominee	For	Withheld	Against	Broker Non-Votes
Karen B. Brenner	4,867,353	75,174	0	2,361,114
C. Michael Ford	4,736,337	206,190	0	2,361,114
Howard E. Turner	4,364,729	577,798	0	2,361,114
Christopher H.B. Mills	4,158,560	783,967	0	2,361,114

As indicated in the table above, Karen B. Brenner, C. Michael Ford, Howard E. Turner, and Christopher H.B. Mills were elected as directors for terms expiring at the 2012 annual meeting of shareholders. The terms of the following incumbent Directors continue until the annual meeting in 2011: Robert M. Thornton, Jr., Dr. Steven J. Baileys, Michael W. Hull, and Gene Burleson.

SunLink Health Systems, Inc. shareholders ratified the fiscal appointment of Cherry, Bekaert + Holland, L.L.P. as the Company’s independent registered public accountants for fiscal 2011. Voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,573,014	22,802	707,825	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/S/ MARK J. STOCKSLAGER
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: December 2, 2010

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